UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2014
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Washington Federal, Inc. was held on January 15, 2014. The three items voted upon by shareholders included 1) the election of three directors for a three-year term and to continue until their successors are elected and qualified, 2) a non-binding, advisory vote on the compensation of Washington Federal Named Executive Officers and 3) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for fiscal 2014.
The results of the voting were as follows:

	Votes Cast		Votes	Total
	For	Against	Withheld	Votes Cast
Election of Directors
Three-year term:
David K. Grant	82,063,284	—	203,270	82,266,554
Anna C. Johnson	81,670,628	—	595,926	82,266,554
Randall H. Talbot	82,061,630	—	204,924	82,266,554

Non-binding advisory vote on
executive compensation	80,907,183	712,359		81,619,542
Abstained			647,011	647,011
				82,266,553

Ratify appointment of
Deloitte & Touche LLP	94,450,805	431,406	161,578	95,043,789

Based on the results above, all of the business voted upon by the shareholders was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2014	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and Chief Financial Officer

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